UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 11, 2011

RENTECH, INC.
(Exact name of registrant as specified in its charter)

Colorado	1-15795	84-0957421
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10877 Wilshire Boulevard, Suite 600 Los Angeles, California	90024
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 571-9800

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 11, 2011, the Annual Meeting of Shareholders (the “Annual Meeting”) of Rentech, Inc. (the “Company”) was held, and on May 13, 2011, the Company filed a Current Report on Form 8-K (the “Original Form 8-K”) disclosing the results of the shareholder vote for each proposal at the Annual Meeting. This Form 8-K/A is being filed solely to disclose the decision of the Company’s Board of Directors regarding the frequency of future non-binding, advisory votes on the compensation of the Company’s named executive officers.

As reported in the Original Form 8-K, a non-binding, advisory vote was taken at the Annual Meeting on the frequency of the Company’s future advisory votes regarding named executive officer compensation. A plurality of the votes cast at the Annual Meeting was in favor of holding such advisory votes once every three years. After considering the preference of the Company’s shareholders, the Board of Directors determined at a meeting held on September 29, 2011 that the Company will hold a non-binding, advisory vote on the Company’s compensation of its named executive officers every three years.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

 RENTECH, INC.

Date: October 5, 2011

By:  /s/ Colin M. Morris
        Colin M. Morris
        Vice President, General Counsel and
        Secretary